Sub-Item 77M:  Mergers

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The MainStay Funds
811-4550
Form N-SAR
Period Ending 4/30/08

1.
a.	McMorgan Intermediate Fixed Income Fund and McMorgan Fixed Income Fund merged into MainStay Institutional Bond Fund
b.
Agreement and Plan of Reorganization of the McMorgan Fixed Income Fund and McMorgan Intermediate Fixed Income Fund, both series of the McMorgan Funds, with and into MainStay Institutional Bond Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145346 on Form N-14 on December 28, 2007, is incorporated herein by reference.

2.
a.	McMorgan Principal Preservation Fund merged into MainStay Principal Preservation Fund
b.
Agreement and Plan of Reorganization of the McMorgan Principal Preservation Fund, a series of the McMorgan Funds, with and into MainStay Principal Preservation Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145347 on Form N-14 on December 28, 2007, is incorporated herein by reference.

3.
a.	McMorgan Equity Investment Fund merged into MainStay Common Stock Fund
b.
Agreement and Plan of Reorganization of the McMorgan Equity Investment Fund, a series of the McMorgan Funds, with and into MainStay Common Stock Fund, a series of The MainStay Funds previously filed with Post-Effective Amendment No. 1 to Registration Statement No. 333-145345 on Form N-14 on December 28, 2007, is incorporated herein by reference.

McMorgan Intermediate Fixed Income Fund, McMorgan Fixed Income Fund, McMorgan Principal Preservation Fund and McMorgan Equity Investment Fund ceased to be investment companies pursuant to the following SEC filings:

A.	McMorgan Funds Form N-8F filed on December 28, 2007, (Accession number: 0000950123-07-017158).

B.	McMorgan Funds Form N-8F/A filed on February 11, 2008, (Accession number: 0001144204-08-007472).